SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 29, 2002
(To Prospectus dated August 29, 2002)



                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer


                   Asset-Backed Certificates, Series 2002-3

                                --------------


---------------------------
The Class 1-A-1
Certificates represent
obligations of the trust        The Class 1-A-1 Certificates
only and do not
represent an interest in        o    This supplement relates to the offering of the Class 1-A-1 Certificates
or obligation of                     of the series referenced above. This supplement does not contain complete
CWABS, Inc.,                         information about the offering of the Class 1-A-1 Certificates.
Countrywide Home                     Additional information is contained in the prospectus supplement dated
Loans, Inc.,                         August 29, 2002, prepared in connection with the offering of the offered
Countrywide Home                     certificates of the series referenced above and in the prospectus of the
Loans Servicing LP or                depositor dated August 29, 2002. You are urged to read this supplement,
any of their affiliates.             the prospectus supplement and the prospectus in full.

This supplement may be          o    As of November 26, 2004, the certificate principal balance of the Class
used to offer and sell the           1- A-1 Certificates was approximately $17,690,509.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 14, 2004

                              THE MORTGAGE POOL

     As of November 1, 2004 (the "Reference Date"), the Mortgage Loans in Group 1 included approximately 302 Mortgage Loans having an aggregate Stated Principal Balance of approximately $35,827,247 and the Mortgage Loans in Group 2 included approximately 856 Mortgage Loans having an aggregate Stated Principal Balance of approximately $95,033,022.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                   As of November 1, 2004
                                                           -------------------------------------
                                                              Loan Group 1       Loan Group 2
Total Number of Mortgage Loans .......................            302                856
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
     30-59 days ......................................           5.63%              4.56%
     60-89 days ......................................           1.99%              0.47%
     90 days or more (excluding pending
     foreclosures)....................................           3.64%              1.40%
                                                                ------             ------
     Total Delinquencies .............................          11.26%              6.43%
Foreclosures Pending .................................           5.30%              5.72%
                                                                -----              ------
Bankruptcies..........................................           2.98%              4.32%
Total delinquencies, foreclosures pending and
bankruptcies .........................................          19.54%             16.47%
                                                                ======             ======
--------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Seven (7) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans. Twenty three (23) Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                          Delinquency and Foreclosure Experience
                                      --------------------------------------------------------------------------------
                                               As of December 31, 2001                   As of December 31, 2002
                                      -----------------------------------------    -----------------------------------
                                       Principal Balance            Percentage      Principal Balance      Percentage
                                      -------------------          ------------    -------------------    ------------
Total Portfolio                        $9,081,242,926.99              100.00%       $10,499,524,957.75      100.00%
Delinquency Percentage
   30-59 Days                            $806,843,594.55                8.88%          $776,262,182.66        7.39%
   60-89 Days                             255,443,513.99                2.81            272,447,833.46        2.59
   90+ Days                               103,605,791.49                1.14            112,192,108.56        1.07
                                      -------------------          ------------    -------------------    ------------
   Sub-Total                           $1,165,892,900.03               12.84%        $1,160,902,124.68       11.06%
                                      -------------------          ------------    -------------------    ------------
Foreclosure Rate                         $356,652,093.38                3.93%          $277,872,737.06        2.65%
Bankruptcy Rate                          $232,679,880.26                2.56%          $293,013,840.50        2.79%



                                                          Delinquency and Foreclosure Experience
                                      --------------------------------------------------------------------------------
                                               As of December 31, 2003                   As of September 30, 2004
                                      -----------------------------------------    -----------------------------------
                                       Principal Balance            Percentage      Principal Balance      Percentage
                                      -------------------          ------------    -------------------    ------------
Total Portfolio                       $20,666,799,653.23              100.00%       $40,202,778,798.96      100.00%
Delinquency Percentage
   30-59 Days                          $1,237,075,952.99                5.99%        $2,249,305,452.62        5.59%
   60-89 Days                             369,166,558.52                1.79            695,911,786.85        1.73
   90+ Days                               101,415,871.40                0.49            238,615,361.12        0.59
                                      -------------------          ------------    -------------------    ------------
   Sub-Total                           $1,707,658,382.91                8.26%        $3,183,832,600.59        7.92%
                                      -------------------          ------------    -------------------    ------------
Foreclosure Rate                         $322,166,334.41                1.56%          $473,634,378.89        1.18%
Bankruptcy Rate                          $305,504,468.46                1.48%          $412,090,615.40        1.02%


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                 DESCRIPTION OF THE CLASS 1-A-1 CERTIFICATES

     The Class 1-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of November 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class 1-A-1 Certificates was approximately $17,690,509, evidencing a beneficial ownership interest of approximately 14.04% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $67,160,268 and evidenced in the aggregate a beneficial ownership interest of approximately 53.32% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $58,800,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 46.68% in the Trust Fund. For additional information with respect to the Class 1-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 2.66% per annum and the level of One-Month LIBOR remains constant at 2.39% per annum; (vi) the Pass-Through Margins for the Offered Certificates (other than the Class A-R Certificates) remain constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margins for the Offered Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class 1-A-1 Certificates is December 14, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date; and (x) the scheduled amortization for all Mortgage Loans is based upon their gross interest rates and no interest rate reductions occur on the Fixed Rate Credit Comeback Loans.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class 1-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

                                             0%      80%   100%   150%    200%
                                             --      ---   ----   ----    ----


Distribution Date
-----------------

Initial Percentage                          100     100    100    100     100
November 25, 2005........................    98      60     51     26       0
November 25, 2006........................    98      60     51     26       0
November 25, 2007........................    98      60     51     26       0
November 25, 2008........................    98      49     36     13       0
November 25, 2009........................    98      37     24      6       0
November 25, 2010........................    98      27     16      0       0
November 25, 2011........................    98      20     11      0       0
November 25, 2012........................    98      14      6      0       0
November 25, 2013........................    98      10      2      0       0
November 25, 2014........................    98       7      0      0       0
November 25, 2015........................    98       3      0      0       0
November 25, 2016........................    98       1      0      0       0
November 25, 2017........................    98       0      0      0       0
November 25, 2018........................    98       0      0      0       0
November 25, 2019........................    98       0      0      0       0
November 25, 2020........................    96       0      0      0       0
November 25, 2021........................    90       0      0      0       0
November 25, 2022........................    85       0      0      0       0
November 25, 2023........................    78       0      0      0       0
November 25, 2024........................    72       0      0      0       0
November 25, 2025........................    64       0      0      0       0
November 25, 2026........................    56       0      0      0       0
November 25, 2027........................    47       0      0      0       0
November 25, 2028........................    38       0      0      0       0
November 25, 2029........................    27       0      0      0       0
November 25, 2030........................    15       0      0      0       0
November 25, 2031........................     1       0      0      0       0
November 25, 2032........................     0       0      0      0       0
Weighted Average Life in years (1)          21.94   3.94   2.90   1.36    0.36
Weighted Average Life in years (1)(2)       20.57   2.41   1.68   0.73    0.36
-----------------------
(1)  Determined as specified in the Prospectus Supplement.
(2)  To the related Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class 1-A-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 1-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA

Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class 1-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                CWABS 2002-03


Summary of Mortgage Loans in Loan Group 1
(As of Reference Date)


Total Number of Loans                                      302
Aggregate Principal Balance                        $35,827,247
Average Principal                                     $118,633         $7,591 to $509,875
Weighted Average Mortgage Rate                          8.843%         4.875% to 17.250%
Net Weighted Average Mortgage Rate                      8.009%         4.366% to 16.741%
Weighted Average Original Term (months)                    345            120 to 360
Weighted Average Remaining Term (months)                   315             87 to 334
Weighted Average Original LTV                           82.69%         25.00% to 100.00%
Weighted Average Gross Margin                           6.973%         4.750% to 10.800%
Weighted Average Months to Next Adjustment                   5              1 to 10
Weighted Average Initial Periodic Cap                   2.092%         1.000% to 3.000%
Weighted Average Subsequent Periodic Cap                1.450%         1.000% to 3.000%
Weighted Average Maximum Mortgage Rate                 15.427%         9.600% to 21.000%
Weighted Average Minimum Mortgage Rate                  8.460%         6.300% to 14.000%
Weighted Average FICO                                      611



                                             CWABS 2002-03

                                             LOAN PROGRAMS

                                      Number of                    Aggregate    Percentage of Mortgage
 Loan Programs                      Mortgage Loans         Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
30Y LIB6M                                13                         784,627             2.19
2/28 LIB6M                               95                      12,075,547            33.70
3/27 LIB6M                               49                       7,801,171            21.77
10Yr Fixed - 2nd                          1                          29,446             0.08
15Yr Fixed                               10                         591,328             1.65
15Yr Fixed - 2nd                         30                         918,155             2.56
20Yr Fixed                                3                         195,167             0.54
30Yr Fixed                               70                       9,498,447            26.51
30Yr Fixed - CC                          12                       2,652,766             7.40
30/15 Fixed Balloon                       4                         585,392             1.63
30/15 Fixed Balloon - 2nd                15                         695,202             1.94
------------------------------------------------------------------------------------------------------

Total                                   302                 $    35,827,247           100.00    %
------------------------------------------------------------------------------------------------------



                                       CURRENT PRINCIPAL BALANCES

Range of Current                     Number of                    Aggregate    Percentage of Mortgage
Principal Balance                  Mortgage Loans         Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                       95                       3,066,231             8.56
$50,000.01 - $100,000.00                101                       7,293,504            20.36
$100,000.01 - $150,000.00                37                       4,462,160            12.45
$150,000.01 - $200,000.00                17                       3,004,716             8.39
$200,000.01 - $250,000.00                 5                       1,118,274             3.12
$250,000.01 - $300,000.00                 7                       1,926,074             5.38
$300,000.01 - $350,000.00                15                       4,775,908            13.33
$350,000.01 - $400,000.00                15                       5,616,617            15.68
$400,000.01 - $450,000.00                 5                       2,130,420             5.95
$450,000.01 - $500,000.00                 3                       1,421,349             3.97
$500,000.01 - $550,000.00                 2                       1,011,992             2.82
------------------------------------------------------------------------------------------------------

Total                                   302                 $    35,827,247           100.00      %
------------------------------------------------------------------------------------------------------



                                         CURRENT MORTGAGE RATES

                                     Number of                    Aggregate    Percentage of Mortgage
Curren Mortgage Rates (%)          Mortgage Loans         Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
4.501 - 5.000                            1                          442,590             1.24
6.001 - 6.500                            2                          706,038             1.97
6.501 - 7.000                            9                        2,715,028             7.58
7.001 - 7.500                            14                       3,883,278            10.84
7.501 - 8.000                            17                       4,743,272            13.24
8.001 - 8.500                            27                       4,340,709            12.12
8.501 - 9.000                            31                       4,214,210            11.76
9.001 - 9.500                            38                       3,689,766            10.30
9.501 - 10.000                           39                       4,067,188            11.35
10.001 - 10.500                          37                       2,532,771             7.07
10.501 - 11.000                          19                       1,854,721             5.18
11.001 - 11.500                          14                         685,209             1.91
11.501 - 12.000                          29                       1,017,058             2.84
12.001 - 12.500                          2                           95,389             0.27

                                             CWABS 2002-03




                                         CURRENT MORTGAGE RATES

                                        Number of                 Aggregate    Percentage of Mortgage
Current Mortgage Rates (%)           Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
12.501 - 13.000                              3                      120,957             0.34
13.001 - 13.500                              7                      242,521             0.68
13.501 - 14.000                              7                      270,843             0.76
14.001 - 14.500                              3                       84,951             0.24
14.501 - 15.000                              2                      106,330             0.30
17.001 - 17.500                              1                       14,416             0.04
------------------------------------------------------------------------------------------------------

Total                                      302              $    35,827,247           100.00     %
------------------------------------------------------------------------------------------------------




                                      MONTHS REMAINING TO MATURITY

                                        Number of                 Aggregate    Percentage of Mortgage
Months Remaining to Maturity         Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
1 - 120                                      4                      105,595             0.29
121 - 180                                   56                    2,713,928             7.58
181 - 300                                   28                    1,498,169             4.18
301 - 360                                  214                   31,509,555            87.95
------------------------------------------------------------------------------------------------------

Total                                      302              $    35,827,247           100.00         %
------------------------------------------------------------------------------------------------------




                                     ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                 Aggregate    Percentage of Mortgage
Loan-to-Value Ratios (%)             Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
0.01 - 50.00                                 8                       426,940             1.19
50.01 - 55.00                                5                       620,984             1.73
55.01 - 60.00                                8                       522,851             1.46
60.01 - 65.00                               12                     2,179,802             6.08
65.01 - 70.00                               20                     1,926,066             5.38
70.01 - 75.00                               38                     3,830,208            10.69
75.01 - 80.00                               50                     5,850,251            16.33
80.01 - 85.00                               42                     6,510,080            18.17
85.01 - 90.00                               42                     7,162,659            19.99
90.01 - 95.00                                9                     2,074,750             5.79
95.01 - 100.00                              68                     4,722,656            13.18
------------------------------------------------------------------------------------------------------

Total                                      302              $    35,827,247            100.00        %
------------------------------------------------------------------------------------------------------



                                        GEOGRAPHIC DISTRIBUTION

                                        Number of                 Aggregate    Percentage of Mortgage
State                                Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Alabama                                     2                        89,409             0.25
Arkansas                                    4                       399,250             1.11
Arizona                                     4                       312,158             0.87
California                                 40                    10,051,539            28.06
Colorado                                    5                       863,232             2.41
Connecticut                                 1                       488,328             1.36

                                             CWABS 2002-03



                                        GEOGRAPHIC DISTRIBUTION

                                        Number of                 Aggregate    Percentage of Mortgage
State                                Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Delaware                                     1                      108,820             0.30
Florida                                     24                    2,671,011             7.46
Georgia                                     20                    2,032,871             5.67
Hawaii                                       2                      148,497             0.41
Iowa                                         1                       93,198             0.26
Idaho                                        1                       56,807             0.16
Illinois                                     2                      127,166             0.35
Indiana                                      8                      482,510             1.35
Kansas                                       7                      370,657             1.03
Kentucky                                     5                      381,861             1.07
Louisiana                                    6                      352,751             0.98
Maryland                                     3                      197,592             0.55
Michigan                                    25                    1,960,959             5.47
Missouri                                     5                      335,027             0.94
Mississippi                                  2                       70,721             0.20
North Carolina                              10                      781,708             2.18
Nebraska                                     2                      109,222             0.30
New Jersey                                   7                    1,335,843             3.73
Nevada                                       1                       30,990             0.09
New York                                     5                      545,754             1.52
Ohio                                        11                      707,864             1.98
Oklahoma                                     2                      129,059             0.36
Oregon                                       3                      164,533             0.46
Pennsylvania                                11                      764,082             2.13
South Carolina                               3                      187,030             0.52
Tennessee                                   14                    1,539,825             4.30
Texas                                       32                    4,492,351            12.54
Utah                                         6                      782,478             2.18
Virginia                                     5                      432,049             1.21
Washington                                  15                    1,933,775             5.40
Wisconsin                                    4                      176,772             0.49
West Virginia                                2                       72,913             0.20
Wyoming                                      1                       46,636             0.13
------------------------------------------------------------------------------------------------------

Total                                      302              $    35,827,247           100.00         %
------------------------------------------------------------------------------------------------------




                                       CREDIT BUREAU RISK SCORES

Range of Credit                         Number of                 Aggregate    Percentage of Mortgage
Bureau Risk Scores                   Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Unknown                                    16                     1,115,718             3.11
761 - 780                                   1                       129,120             0.36
741 - 760                                   1                       442,590             1.24
721 - 740                                   4                       194,270             0.54
701 - 720                                   2                       134,540             0.38
681 - 700                                   4                       529,274             1.48
661 - 680                                  19                     2,223,672             6.21
641 - 660                                  39                     5,706,333            15.93
621 - 640                                  55                     5,976,331            16.68
601 - 620                                  42                     4,898,795            13.67
581 - 600                                  33                     5,130,264            14.32

                                             CWABS 2002-03




                                       CREDIT BUREAU RISK SCORES

Range of Credit                         Number of                Aggregate     Percentage of Mortgage
Bureau Risk Scores                   Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
561 - 580                                  32                     4,273,746            11.93
541 - 560                                  23                     2,951,048             8.24
521 - 540                                  23                     1,628,214             4.54
501 - 520                                   7                       452,319             1.26
500 or less                                 1                        41,013             0.11
------------------------------------------------------------------------------------------------------

Total                                     302               $    35,827,247           100.00         %
------------------------------------------------------------------------------------------------------




                                             PROPERTY TYPE

                                        Number of                 Aggregate    Percentage of Mortgage
Property Type                        Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Single-Family Residence                   225                    26,729,180           74.61
Planned Unit Development                   24                     4,248,435           11.86
ManufacturedHousing (1)                    40                     3,019,934            8.43
Low-rise Condominium                        8                     1,119,834            3.13
Two-to Four-Family Units                    5                       709,864            1.98
------------------------------------------------------------------------------------------------------

Total                                     302               $    35,827,247          100.00          %
------------------------------------------------------------------------------------------------------
(1) Treated as a real property.



                                              LOAN PURPOSE

                                        Number of                 Aggregate    Percentage of Mortgage
Loan Purpose                         Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Refinance: Cash Out                       140                    16,556,676            46.21
Purchase                                  122                    14,427,605            40.27
Refinance: No Cash Out                     40                     4,842,967            13.52
------------------------------------------------------------------------------------------------------

Total                                     302               $    35,827,247           100.00         %
------------------------------------------------------------------------------------------------------




                                               OCCUPANCY

                                        Number of                 Aggregate    Percentage of Mortgage
Occupancy Type                        Mortgage Loans      Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Primary Residence                         287                    34,283,581            95.69
Investor Property                          14                     1,409,710             3.93
Secondary Residence                         1                       133,955             0.37
------------------------------------------------------------------------------------------------------

Total                                     302               $    35,827,247           100.00         %
------------------------------------------------------------------------------------------------------




                                         DOCUMENTATION PROGRAM

                                        Number of                 Aggregate    Percentage of Mortgage
Documentation Type                   Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
Full/Alternative                          273                    30,195,336            84.28
Reduced                                    26                     5,368,538            14.98
Simple                                      3                       263,374             0.74

                                             CWABS 2002-03




                                         DOCUMENTATION PROGRAM

                                        Number of                 Aggregate    Percentage of Mortgage
Documentation Type                   Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

Total                                     302               $    35,827,247           100.00         %
------------------------------------------------------------------------------------------------------





                                              GROSS MARGIN

                                        Number of                 Aggregate    Percentage of Mortgage
Gross Margin                         Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
4.001 - 5.000                               6                     1,149,273             5.56
5.001 - 6.000                              29                     5,755,563            27.86
6.001 - 7.000                              40                     5,415,545            26.21
7.001 - 8.000                              34                     3,865,842            18.71
8.001 - 9.000                              28                     2,662,231            12.89
9.001 - 10.000                             16                     1,490,699             7.21
10.001 - 11.000                             4                       322,192             1.56
------------------------------------------------------------------------------------------------------

Total                                     157               $    20,661,345            100.00        %
------------------------------------------------------------------------------------------------------





                                 NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                 Aggregate    Percentage of Mortgage
Adjustment Date                      Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
11/04                                       9                       831,966             4.03
12/04                                      25                     2,333,437            11.29
01/05                                      28                     3,208,962            15.53
02/05                                      23                     3,072,131            14.87
03/05                                       5                       805,077             3.90
04/05                                       9                     1,768,475             8.56
05/05                                      20                     3,228,783            15.63
06/05                                      14                     1,279,116             6.19
07/05                                      13                     1,758,481             8.51
08/05                                       8                     1,489,028             7.21
09/05                                       3                       885,888             4.29
------------------------------------------------------------------------------------------------------
Total                                     157               $    20,661,345            100.00        %
------------------------------------------------------------------------------------------------------




                                     MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                     Number of                 Aggregate    Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
0 - 6                                     115                    14,839,512            71.82
7 - 12                                     42                     5,821,832            28.18
------------------------------------------------------------------------------------------------------

Total                                     157               $    20,661,345           100.00         %
------------------------------------------------------------------------------------------------------

                                             CWABS 2002-03



                                         MAXIMUM MORTGAGE RATE

                                         Number of                Aggregate    Percentage of Mortgage
Maximum Mortgage Rates(%)            Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
9.001 - 10.000                              1                        54,335             0.26
Greater than 10.000                       156                    20,607,009            99.74
------------------------------------------------------------------------------------------------------

Total                                     157               $    20,661,345           100.00         %
------------------------------------------------------------------------------------------------------




                                       INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                 Aggregate    Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
1.000                                       9                     1,116,455             5.40
1.500                                      66                    10,858,166            52.55
2.000                                       4                       243,464             1.18
3.000                                      78                     8,443,259            40.87
------------------------------------------------------------------------------------------------------

Total                                     157               $    20,661,345           100.00         %
------------------------------------------------------------------------------------------------------




                                      SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                Aggregate     Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans      Principal Balance     Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
1.000                                      38                    3,072,684             14.87
1.500                                     117                   17,251,346             83.50
3.000                                       2                      337,315              1.63
------------------------------------------------------------------------------------------------------

Total                                     157               $   20,661,345            100.00         %
------------------------------------------------------------------------------------------------------



                                         MINIMUM MORTGAGE RATE

                                        Number of                 Aggregate    Percentage of Mortgage
Minimum Mortgage Rates(%)            Mortgage Loans       Principal Balance    Loans in Loan Group 1
------------------------------------------------------------------------------------------------------
6.001  - 7.000                             13                     3,282,692            15.89
7.001  - 8.000                             35                     5,549,828            26.86
8.001  - 9.000                             41                     4,890,348            23.67
9.001  - 10.000                            40                     4,967,134            24.04
10.001 - 11.000                            20                     1,602,289             7.76
11.001 - 12.000                             6                       255,990             1.24
12.001 - 13.000                             1                        57,924             0.28
13.001 - 14.000                             1                        55,140             0.27
------------------------------------------------------------------------------------------------------

Total                                     157               $    20,661,345           100.00         %
------------------------------------------------------------------------------------------------------

                                             CWABS 2002-03



Summary of Mortgage Loans in Loan Group 2
(As of Reference Date)

Total Number of Loans                                                856
Aggregate Principal Balance                                  $95,033,022
Average Principal                                               $111,020                $1,569 to $346,555
Weighted Average Mortgage Rate                                    8.487%                5.990% to 13.000%
Net Weighted Average Mortgage Rate                                7.688%                4.841% to 12.491%
Weighted Average Original Term (months)                              351                   120 to 360
Weighted Average Remaining Term (months)                             321                    87 to 335
Weighted Average Original LTV                                     78.72%                12.50% to 99.98%
Weighted Average Gross Margin                                     6.544%                2.281% to 8.500%
Weighted Average Months to Next Adjustment                             6                     1 to 11
Weighted Average Initial Periodic Cap                             1.907%                1.000% to 3.000%
Weighted Average Subsequent Periodic Cap                          1.431%                1.000% to 3.000%
Weighted Average Maximum Mortgage Rate                           15.226%               12.125% to 19.625%
Weighted Average Minimum Mortgage Rate                            8.284%                6.125% to 12.625%
Weighted Average FICO                                               596

                                           CWABS 2002-03



                                             LOAN PROGRAMS

                                    Number of                     Aggregate    Percentage of Mortgage
Loan Programs                  Mortgage Loans             Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
15Y LIB6M                                   1                        52,793             0.06
30Y LIB6M                                  33                     2,379,671             2.50
1/29 LIB6M                                  1                        94,785             0.10
2/28 LIB6M                                237                    26,352,722            27.73
3/27 LIB6M                                226                    27,388,357            28.82
10Yr Fixed                                  2                        58,750             0.06
15Yr Fixed                                 44                     3,104,721             3.27
15Yr Fixed - CC                             1                        54,243             0.06
20Yr Fixed                                  3                       126,144             0.13
25Yr Fixed                                  2                       152,963             0.16
30Yr Fixed                                256                    29,821,183            31.38
30Yr Fixed - CC                            33                     4,111,499             4.33
30/15 Fixed Balloon                        17                     1,335,192             1.40
------------------------------------------------------------------------------------------------------

Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------



                                       CURRENT PRINCIPAL BALANCES

Range of Current                          Number of              Aggregate  Percentage of Mortgage
Principal Balance                    Mortgage Loans       Principal Balance  Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                              100               3,675,534             3.87
$50,000.01 - $100,000.00                        330              24,790,614            26.09
$100,000.01 - $150,000.00                       232              27,989,465            29.45
$150,000.01 - $200,000.00                       119              20,250,376            21.31
$200,000.01 - $250,000.00                        44               9,838,394            10.35
$250,000.01 - $300,000.00                        28               7,506,442             7.90
$300,000.01 - $350,000.00                         3                 982,197             1.03
------------------------------------------------------------------------------------------------------

Total                                           856         $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------




                                         CURRENT MORTGAGE RATES

                                          Number of               Aggregate    Percentage of Mortgage
Current Mortgage Rates (%)           Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
5.501 - 6.000                                     2                 484,807             0.51
6.001 - 6.500                                     5                 695,363             0.73
6.501 - 7.000                                    38               6,056,827             6.37
7.001 - 7.500                                    65              10,587,034            11.14
7.501 - 8.000                                   150              22,117,489            23.27
8.001 - 8.500                                   111              12,786,788            13.46
8.501 - 9.000                                   163              16,955,340            17.84
9.001 - 9.500                                   119              10,891,420            11.46
9.501 - 10.000                                   86               7,381,947             7.77
10.001 - 10.500                                  41               3,203,723             3.37
10.501 - 11.000                                  26               1,579,272             1.66
11.001 - 11.500                                  20               1,093,531             1.15
11.501 - 12.000                                  14                 590,928             0.62
12.001 - 12.500                                  12                 485,737             0.51
12.501 - 13.000                                   4                 122,817             0.13

                                             CWAABS 2002-03


                                         CURRENT MORTGAGE RATES

                                        Number of                 Aggregate    Percentage of Mortgage
Current Mortgage Rates (%)           Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------


                                      MONTHS REMAINING TO MATURITY

                                       Number of                 Aggregate    Percentage of Mortgage
Months Remaining to Maturity         Mortgage Loans      Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
1 - 120                                    10                      311,126              0.33
121 - 180                                  55                    4,294,572              4.52
181 - 300                                  58                    3,433,874              3.61
301 - 360                                 733                   86,993,450             91.54
------------------------------------------------------------------------------------------------------

Total                                     856               $   95,033,022            100.00         %
------------------------------------------------------------------------------------------------------




                                     ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                 Aggregate    Percentage of Mortgage
Loan-to-Value Ratios (%)             Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
0.01 - 50.00                               32                     2,421,703             2.55
50.01 - 55.00                              11                     1,663,253             1.75
55.01 - 60.00                              19                     1,967,831             2.07
60.01 - 65.00                              41                     4,278,305             4.50
65.01 - 70.00                              88                     8,522,692             8.97
70.01 - 75.00                             104                    10,282,397            10.82
75.01 - 80.00                             228                    26,441,283            27.82
80.01 - 85.00                             135                    15,894,485            16.73
85.01 - 90.00                             174                    20,521,673            21.59
90.01 - 95.00                              22                     2,798,376             2.94
95.01 - 100.00                              2                       241,022             0.25
------------------------------------------------------------------------------------------------------

Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------



                                        GEOGRAPHIC DISTRIBUTION

                                        Number of                 Aggregate    Percentage of Mortgage
State                                Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
Alaska                                      1                        91,226             0.10
Alabama                                    12                       949,199             1.00
Arkansas                                    6                       251,246             0.26
Arizona                                    20                     1,776,256             1.87
California                                 93                    17,343,092            18.25
Colorado                                   22                     3,503,261             3.69
Connecticut                                 4                       441,697             0.46
Delaware                                    3                       264,699             0.28
Florida                                    64                     6,437,960             6.77
Georgia                                    57                     6,018,955             6.33
Hawaii                                      4                       569,290             0.60
Iowa                                        1                       112,760             0.12


                                        GEOGRAPHIC DISTRIBUTION

                                        Number of                 Aggregate    Percentage of Mortgage
State                                Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
Idaho                                       9                       963,916             1.01
Illinois                                   10                     1,062,472             1.12
Indiana                                    27                     1,966,466             2.07
Kansas                                     16                     1,622,376             1.71
Kentucky                                    9                       772,815             0.81
Louisiana                                  23                     1,860,362             1.96
Massachusetts                               7                     1,268,219             1.33
Maryland                                    7                       901,255             0.95
Maine                                       1                       177,600             0.19
Michigan                                   71                     7,507,745             7.90
Minnesota                                  14                     1,774,344             1.87
Missouri                                   15                     1,439,463             1.51
Mississippi                                 9                       726,165             0.76
North Carolina                             14                     1,201,632             1.26
North Dakota                                3                       222,729             0.23
Nebraska                                    2                       134,489             0.14
New Hampshire                               4                       561,605             0.59
New Jersey                                 10                     1,537,997             1.62
New Mexico                                 10                       935,375             0.98
Nevada                                     10                     1,114,152             1.17
New York                                   12                     1,607,579             1.69
Ohio                                       53                     5,197,544             5.47
Oklahoma                                   18                     1,467,008             1.54
Oregon                                     15                     1,783,070             1.88
Pennsylvania                               32                     2,081,440             2.19
South Carolina                             11                     1,044,578             1.10
Tennessee                                  37                     3,430,804             3.61
Texas                                      50                     4,472,428             4.71
Utah                                       10                     1,262,415             1.33
Virginia                                   22                     1,945,933             2.05
Vermont                                     2                       339,904             0.36
Washington                                 26                     3,838,250             4.04
Wisconsin                                   9                       989,480             1.04
Wyoming                                     1                        61,769             0.06
------------------------------------------------------------------------------------------------------

Total                                    856                $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------



                                CREDIT BUREAU RISK SCORES

Range of Credit                         Number of                 Aggregate    Percentage of Mortgage
Bureau Risk Scores                   Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
781 - 800                                   2                        51,984             0.05
761 - 780                                   1                       114,231             0.12
741 - 760                                   2                       187,023             0.20
721 - 740                                   5                       714,945             0.75
701 - 720                                  11                     1,140,857             1.20
681 - 700                                  16                     1,637,665             1.72
661 - 680                                  20                     2,237,188             2.35
641 - 660                                  62                     7,005,111             7.37
621 - 640                                 113                    13,198,936            13.89
601 - 620                                 118                    13,997,321            14.73

                                             CWABS 2002-03


                                       CREDIT BUREAU RISK SCORES

Range of Credit                         Number of                 Aggregate    Percentage of Mortgage
Bureau Risk Scores                   Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
581 - 600                                 162                    19,273,436            20.28
561 - 580                                 153                    15,976,240            16.81
541 - 560                                  97                     9,672,381            10.18
521 - 540                                  62                     6,703,760             7.05
501 - 520                                  31                     2,844,220             2.99
500 or less                                 1                       277,723             0.29
------------------------------------------------------------------------------------------------------

Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------




                                             PROPERTY TYPE

                                        Number of                 Aggregate    Percentage of Mortgage
Property Type                        Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
Single-Family Residence                   759                    82,708,636            87.03
Planned Unit Development                   54                     7,347,473             7.73
Low-rise Condominium                       26                     2,500,567             2.63
Two-to Four-Family Units                   17                     2,476,346             2.61
------------------------------------------------------------------------------------------------------

Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------



                                              LOAN PURPOSE

                                        Number of                 Aggregate    Percentage of Mortgage
Loan Purpose                         Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
Refinance: Cash Out                       626                    70,123,110            73.79
Purchase                                  147                    15,804,348            16.63
Refinance: No Cash Out                     83                     9,105,565             9.58
------------------------------------------------------------------------------------------------------

Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------


                                               OCCUPANCY


                                        Number of                 Aggregate    Percentage of Mortgage
Occupancy Type                       Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
Primary Residence                         811                    91,508,104            96.29
Investor Property                          40                     2,961,230             3.12
Secondary Residence                         5                       563,688             0.59
------------------------------------------------------------------------------------------------------

Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------



                                         DOCUMENTATION PROGRAM

                                        Number of                 Aggregate    Percentage of Mortgage
Documentation Type                   Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------

Full/Alternative                          734                    80,183,794            84.37
Reduced                                   109                    13,378,542            14.08
Simple                                     13                     1,470,686             1.55

                                             CWABS 2002-03




                                         DOCUMENTATION PROGRAM

                                        Number of                 Aggregate    Percentage of Mortgage
Documentation Type                   Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Total                                     856               $    95,033,022           100.00         %
------------------------------------------------------------------------------------------------------



                                              GROSS MARGIN

                                        Number of                 Aggregate    Percentage of Mortgage
Gross Margin                         Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
2.001 - 3.000                               2                       243,825             0.43
4.001 - 5.000                              11                     1,487,788             2.64
5.001 - 6.000                             152                    18,332,087            32.58
6.001 - 7.000                             168                    20,070,781            35.67
7.001 - 8.000                             135                    13,286,213            23.61
8.001 - 9.000                              30                     2,847,633             5.06
------------------------------------------------------------------------------------------------------

Total                                     498               $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------



                                       NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                 Aggregate    Percentage of Mortgage
Adjustment Date                      Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
11/04                                      16                     1,177,376             2.09
12/04                                      60                     6,098,714            10.84
01/05                                      32                     3,337,533             5.93
02/05                                      68                     7,981,051            14.18
03/05                                      29                     3,225,356             5.73
04/05                                      32                     3,792,878             6.74
05/05                                      85                     9,160,932            16.28
06/05                                      27                     2,950,698             5.24
07/05                                      26                     2,912,212             5.18
08/05                                     101                    13,195,667            23.45
09/05                                      19                     2,166,857             3.85
10/05                                       3                       269,054             0.48
------------------------------------------------------------------------------------------------------

Total                                     498               $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------



                                     MONTHS TO NEXT ADJUSTMENT DATE

Number of Months to                     Number of                 Aggregate    Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
0 - 6                                     314                    34,042,212            60.50
7 - 12                                    184                    22,226,115            39.50
------------------------------------------------------------------------------------------------------

Total                                     498               $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------

                                             CWABS 2002-03


                                         MAXIMUM MORTGAGE RATE

                                        Number of                 Aggregate    Percentage of Mortgage
Maximum Mortgage Rates(%)            Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
Greater than 10.000                       498                    56,268,327           100.00
------------------------------------------------------------------------------------------------------

Total                                     498               $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------



                                       INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                 Aggregate    Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
1.000                                       5                       493,645             0.88
1.500                                     347                    39,793,409            70.72
2.000                                       8                       830,796             1.48
3.000                                     138                    15,150,477            26.93
------------------------------------------------------------------------------------------------------

Total                                     498               $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------



                                      SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                 Aggregate    Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
1.000                                       85                    8,054,765            14.31
1.500                                      411                   48,047,016            85.39
2.000                                        1                       96,973             0.17
3.000                                        1                       69,573             0.12

------------------------------------------------------------------------------------------------------
Total                                      498              $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------



                                         MINIMUM MORTGAGE RATE
                                        Number of                 Aggregate    Percentage of Mortgage
Minimum Mortgage Rates(%)            Mortgage Loans       Principal Balance    Loans in Loan Group 2
------------------------------------------------------------------------------------------------------
6.001 - 7.000                               44                    6,363,964            11.31
7.001 - 8.000                              164                   21,322,276            37.89
8.001 - 9.000                              158                   17,313,745            30.77
9.001 - 10.000                              90                    8,204,538            14.58
10.001 - 11.000                             28                    2,405,963             4.28
11.001 - 12.000                              9                      422,437             0.75
12.001 - 13.000                              5                      235,403             0.42
------------------------------------------------------------------------------------------------------

Total                                      498              $    56,268,327           100.00         %
------------------------------------------------------------------------------------------------------

                                               EXHIBIT 2

          THE                                      Distribution Date:  11/26/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318


                                                  Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                Certificate                    Pass                                                     Current
                      Class        Rate       Beginning       Through      Principal       Interest         Total       Realized
  Class    Cusip   Description     Type        Balance       Rate (%)     Distribution   Distribution    Distribution    Losses
-----------------------------------------------------------------------------------------------------------------------------------

   1A1   126671RM0    Senior    Var-Act/360   19,914,522.28      2.302500   2,224,013.32      40,758.39    2,264,771.71        0.00
   2A1   126671SR8    Senior    Var-Act/360   54,705,117.54      2.262500   5,235,358.67     110,018.07    5,345,376.74        0.00
    N    126671TC0   Strip IO   Fix-30/360             0.00      8.500000           0.00           0.00            0.00        0.00
    X    126671TB2   Strip IO   Var-30/360   138,319,640.82      4.368412           0.00     503,530.97      503,530.97        0.00
   AR    126671SS6    Senior    Fix-30/360             0.00      0.000000           0.00           0.00            0.00        0.00
    R    126671TE6    Senior    Fix-30/360             0.00      0.000000           0.00           0.00            0.00        0.00

-----------------------------------------------------------------------------------------------------------------------------------

   M1    126671RN8  Mezzanine   Var-Act/360   26,950,000.00      2.682500           0.00      64,260.78       64,260.78        0.00
   M2    126671RP3  Mezzanine   Var-Act/360   18,375,000.00      3.282500           0.00      53,614.17       53,614.17        0.00
   B1    126671RQ1    Junior    Var-Act/360   13,475,000.00      3.882500           0.00      46,503.72       46,503.72        0.00

===================================================================================================================================
 Totals                                      133,419,639.82                 7,459,371.99     818,686.10    8,278,058.09        0.00

-----------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------
                                   Cumulative
                       Ending       Realized
  Class    Cusip      Balance        Losses
--------------------------------------------------

   1A1   126671RM0   17,690,508.96      0.00
   2A1   126671SR8   49,469,758.87      0.00
    N    126671TC0            0.00      0.00
    X    126671TB2  130,860,268.83      0.00
   AR    126671SS6            0.00      0.00
    R    126671TE6            0.00      0.00

--------------------------------------------------

   M1    126671RN8   26,950,000.00      0.00
   M2    126671RP3   18,375,000.00      0.00
   B1    126671RQ1   13,475,000.00      0.00

==================================================

 Totals             125,960,267.83      0.00

--------------------------------------------------


For Class X the interest distribution includes $2.97 investment earnings from the fixed carryover reserve fund.

          THE                                      Distribution Date:  11/26/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318


                                                                  Principal Distribution Detail
---------------------------------------------------------------------------------------------------------------------------
                       Original       Beginning       Scheduled                   Unscheduled        Net       Current
                     Certificate     Certificate      Principal     Accretion      Principal      Principal    Realized
   Class   Cusip       Balance         Balance      Distribution    Principal     Adjustments   Distribution    Losses
---------------------------------------------------------------------------------------------------------------------------

    1A1  126671RM0  123,163,000.00    19,914,522.28   2,224,013.32          0.00          0.00   2,224,013.32        0.00
    2A1  126671SR8  308,037,000.00    54,705,117.54   5,235,358.67          0.00          0.00   5,235,358.67        0.00
     N   126671TC0   30,282,000.00             0.00           0.00          0.00          0.00           0.00        0.00
     X   126671TB2  490,000,100.00   138,319,640.82           0.00          0.00          0.00           0.00        0.00
    AR   126671SS6          100.00             0.00           0.00          0.00          0.00           0.00        0.00
     R   126671TE6            0.00             0.00           0.00          0.00          0.00           0.00        0.00

---------------------------------------------------------------------------------------------------------------------------

    M1   126671RN8   26,950,000.00    26,950,000.00           0.00          0.00          0.00           0.00        0.00
    M2   126671RP3   18,375,000.00    18,375,000.00           0.00          0.00          0.00           0.00        0.00
    B1   126671RQ1   13,475,000.00    13,475,000.00           0.00          0.00          0.00           0.00        0.00

---------------------------------------------------------------------------------------------------------------------------

  Totals            490,000,100.00   133,419,639.82   7,459,371.99          0.00          0.00   7,459,371.99        0.00

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------
                        Ending         Ending
                      Certificate    Certificate
   Class   Cusip        Balance        Factor
---------------------------------------------------

    1A1  126671RM0   17,690,508.96    0.14363493059
    2A1  126671SR8   49,469,758.87    0.16059680776
     N   126671TC0            0.00    0.00000000000
     X   126671TB2  130,860,268.83    0.26706171862
    AR   126671SS6            0.00    0.00000000000
     R   126671TE6            0.00    0.00000000000

---------------------------------------------------

    M1   126671RN8   26,950,000.00    1.00000000000
    M2   126671RP3   18,375,000.00    1.00000000000
    B1   126671RQ1   13,475,000.00    1.00000000000

---------------------------------------------------

  Totals            125,960,267.83

---------------------------------------------------

          THE                                      Distribution Date:  11/26/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318


                                                              Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------
             Beginning          Pass           Accrued      Cumulative                        Total          Net
            Certificate       Through          Optimal        Unpaid          Deferred       Interest      Prepayment
    Class     Balance         Rate (%)         Interest      Interest         Interest          Due      Int Shortfall
------------------------------------------------------------------------------------------------------------------------

     1A1      19,914,522.28        2.302500      40,758.39            0.00          0.00     40,758.39           0.00
     2A1      54,705,117.54        2.262500     110,018.07            0.00          0.00    110,018.07           0.00
       N               0.00        8.500000           0.00            0.00          0.00          0.00           0.00
       X     138,319,640.82        4.368412     503,530.97            0.00          0.00    503,530.97           0.00
      AR               0.00        0.000000           0.00            0.00          0.00          0.00           0.00
       R               0.00        0.000000           0.00            0.00          0.00          0.00           0.00

------------------------------------------------------------------------------------------------------------------------

      M1      26,950,000.00        2.682500      64,260.78            0.00          0.00     64,260.78           0.00
      M2      18,375,000.00        3.282500      53,614.17            0.00          0.00     53,614.17           0.00
      B1      13,475,000.00        3.882500      46,503.72            0.00          0.00     46,503.72           0.00

------------------------------------------------------------------------------------------------------------------------

  Totals     133,419,639.82                     818,686.10            0.00          0.00    818,686.10           0.00

------------------------------------------------------------------------------------------------------------------------

--------------------------------------
            Unscheduled
              Interest     Interest
    Class    Adjustment      Paid
--------------------------------------

     1A1            0.00     40,758.39
     2A1            0.00    110,018.07
       N            0.00          0.00
       X            0.00    503,530.97
      AR            0.00          0.00
       R            0.00          0.00

--------------------------------------

      M1            0.00     64,260.78
      M2            0.00     53,614.17
      B1            0.00     46,503.72

--------------------------------------

  Totals            0.00    818,686.10

--------------------------------------


          THE                                      Distribution Date:  11/26/04
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318


                                                   Current Payment Information
                                                      Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                       Original          Beginning Cert.                                          Ending Cert.             Pass
                     Certificate             Notional          Principal          Interest          Notional              Through
  Class     Cusip      Balance               Balance          Distribution      Distribution        Balance               Rate (%)
----------------------------------------------------------------------------------------------------------------------------------

   1A1    126671RM0      123,163,000.00         161.692409891    18.057479297       0.330930466      143.634930594        2.302500
   2A1    126671SR8      308,037,000.00         177.592683803    16.995876039       0.357158620      160.596807764        2.262500
    N     126671TC0       30,282,000.00           0.000000000     0.000000000       0.000000000        0.000000000        8.500000
    X     126671TB2      490,000,100.00         282.284923656     0.000000000       1.027614023      267.061718620        4.368412
    AR    126671SS6              100.00           0.000000000     0.000000000       0.000000000        0.000000000        0.000000
    R     126671TE6                0.00           0.000000000     0.000000000       0.000000000        0.000000000        0.000000

-----------------------------------------------------------------------------------------------------------------------------------

    M1    126671RN8       26,950,000.00       1,000.000000000     0.000000000       2.384444444    1,000.000000000        2.682500
    M2    126671RP3       18,375,000.00       1,000.000000000     0.000000000       2.917777778    1,000.000000000        3.282500
    B1    126671RQ1       13,475,000.00       1,000.000000000     0.000000000       3.451111111    1,000.000000000        3.882500

-----------------------------------------------------------------------------------------------------------------------------------

  Totals                 490,000,100.00         272.284923656    15.223205036       1.670787618     257.061718620

-----------------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318

----------------------------------------------------------------------
Pool Level Data

Distribution Date                                            11/26/04
Cut-off Date                                                  9/ 1/02
Determination Date                                           11/ 1/04
Accrual Period 30/360                       Begin            10/ 1/04
                                            End              11/ 1/04
Number of Days in 30/360 Accrual Period                            30

Accrual Period Actual Days                  Begin            10/25/04
                                            End              11/26/04
Number of Days in Actual Accrual Period                            32
----------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                 Collateral Information                        Group 1           Group 2             Total


Cut-Off Date Balance                                                       139,999,516.52     349,999,759.75     489,999,276.27

Beginning Aggregate Pool Stated Principal Balance                           38,021,740.94     100,297,899.88     138,319,640.82
Ending Aggregate Pool Stated Principal Balance                              35,827,246.96      95,033,021.87     130,860,268.83

Beginning Aggregate Loan Count                                                        315                895               1210
Loans Paid Off or Otherwise Removed Pursuant to PSA                                    13                 39                 52
Ending Aggregate Loan Count                                                           302                856               1158

Beginning Weighted Average Loan Rate (WAC)                                      8.833982%          8.487704%          8.582890%
Ending Weighted Average Loan Rate (WAC)                                         8.843214%          8.486551%          8.584199%

Beginning Net Weighted Average Loan Rate                                        8.050217%          7.711011%          7.804253%
Ending Net Weighted Average Loan Rate                                           8.056841%          7.704558%          7.801007%

Weighted Average Maturity (WAM) (Months)                                              315                321                319

Servicer Advances                                                               55,388.59         137,197.35         192,585.94

Aggregate Pool Prepayment                                                    2,039,736.16       4,781,613.29       6,821,349.45
Pool Prepayment Rate (CPR)                                                        50.4865            47.0883            48.0431

----------------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318



-----------------------------------------------------------------------------------------------------------------------------------
    Delinquency Information                  Group 1                            Group 2                          Total
-----------------------------------------------------------------------------------------------------------------------------------
30-59 Days      Balance          1,635,879.70        4.566021%     3,522,455.98         3.706560%   5,158,335.68         3.941865%
                # of loans                 17        5.629139%               39         4.556075%             56         4.835924%

60-89 Days      Balance            408,217.43        1.139405%       285,825.06         0.300764%     694,042.49         0.530369%
                # of loans                  6        1.986755%                4         0.467290%             10         0.863558%

90+ Days        Balance            645,231.62        1.800952%     1,361,805.23         1.432981%   2,007,036.85         1.533725%
                # of loans                 11        3.642384%               12         1.401869%             23         1.986183%

Total           Balance          2,689,328.75        7.506378%     5,170,086.27         5.440305%   7,859,415.02         6.005960%
                # of loans                 34       11.258278%               55         6.425234%             89         7.685665%

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
   Foreclosure Information                   Group 1                            Group 2                          Total
-----------------------------------------------------------------------------------------------------------------------------------
30-59 Days      Balance                  0.00        0.000000%             0.00         0.000000%           0.00         0.000000%
                # of loans                  0        0.000000%                0         0.000000%              0         0.000000%

60-89 Days      Balance             58,822.02        0.164182%       529,622.16         0.557303%     588,444.18         0.449674%
                # of loans                  1        0.331126%                6         0.700935%              7         0.604491%

90+ Days        Balance          1,452,011.93        4.052815%     4,667,780.09         4.911745%   6,119,792.02         4.676585%
                # of loans                 15        4.966887%               43         5.023364%             58         5.008636%

Total           Balance          1,510,833.95        4.216997%     5,197,402.25         5.469049%   6,708,236.20         5.126259%
                # of loans                 16        5.298013%               49         5.724299%             65         5.613126%

-----------------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
      Bankruptcy Information                  Group 1                         Group 2                          Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                0.00         0.000000%    153,749.33         0.161785%     153,749.33       0.117491%
                  # of loans                0         0.000000%             1         0.000000%              1       0.086356%

60-89 Days        Balance           66,777.78         0.186388%     50,865.00         0.053524%     117,642.78       0.089900%
                  # of loans                1         0.000000%             1         0.000000%              2       0.172712%

90+ Days          Balance          970,812.17         2.709704%  3,303,358.47         3.476011%   4,274,170.64       3.266210%
                  # of loans                8         0.000000%            35         0.000000%             43       3.713299%

Total             Balance        1,037,589.95         2.896092%  3,507,972.80         3.691320%   4,545,562.75       3.473600%
                  # of loans                9         0.000000%            37         0.000000%             46       3.972366%

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
          REO Information                      Group 1                         Group 2                         Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                0.00         0.000000%          0.00         0.000000%           0.00        0.000000%
                  # of loans                0         0.000000%             0         0.000000%              0        0.000000%

60-89 Days        Balance                0.00         0.000000%          0.00         0.000000%           0.00        0.000000%
                  # of loans                0         0.000000%             0         0.000000%              0        0.000000%

90+ Days          Balance          954,211.29         2.663368%  2,450,723.14         2.578812%   3,404,934.43        2.601962%
                  # of loans                7         0.000000%            23         0.000000%             30        2.590674%

Total             Balance          954,211.29         2.663368%  2,450,723.14         2.578812%   3,404,934.43        2.601962%
                  # of loans                7         0.000000%            23         0.000000%             30        2.590674%

----------------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318


-----------------------------------------------------------------------------------------------------------------------------
                                           Aggregate Book Value / Loss Info
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                       Group 1                                               Group 2
                                                       -------                                               -------

Book Value of all REO Loans                               0.00                                                  0.00
Percentage of Total Pool Balance                     0.000000%                                             0.000000%

Current Realized Losses                               9,960.76                                            122,456.06
Additional (Gains)/Losses                                 0.00                                                  0.00
Cumulative Losses                                   318,136.46                                            976,750.70

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                              Class Subordination Levels
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Class                                                 Original                                               Current

Class A                                         431,200,100.00                                         67,160,267.83
Class A Percentage                                  88.000002%                                            53.318613%

Class M1                                         26,950,000.00                                         26,950,000.00
Class M1 Percentage                                  5.499999%                                            21.395636%

Class M2                                         18,375,000.00                                         18,375,000.00
Class M2 Percentage                                  3.749999%                                            14.587933%

Class B1                                         13,475,000.00                                         13,475,000.00
Class B1 Percentage                                  2.749999%                                            10.697818%

-----------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318



                 -------------------------------------------------------------
                 Certificate Account - Deposits
                 -------------------------------------------------------------
                 Beginning Balance                                 -563,693.47

                 Payments of Interest and Principal               7,923,540.14
                 Liquidation Proceeds                               384,749.40
                 All Other Proceeds                                       0.00
                 Other Amounts                                            0.00
                                                                  ------------
                 Total Deposits                                   8,308,289.54
                 -------------------------------------------------------------
                 Certificate Account - Withdrawals

                 Reimbursement of Servicer Advances                       0.00
                 Payment of Master Servicer Fees                     50,686.42
                 Payment of Sub Servicer Fees                         8,562.71
                 Payment of Other Fees                                6,120.60
                 Payment of Insurance Premium(s)                          0.00
                 Payment of Personal Mortgage Insurance              24,980.13
                 Other Permitted Withdrawals per the PSA                  0.00
                 Payment of Principal and Interest                8,278,058.09
                                                                  ------------
                 Total Withdrawals                                8,368,407.95

                 Ending Balance                                    -623,811.88
                 -------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------
                                                         PPIS/Compensating Interest Detail
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                                       Group 1                                 Group 2
                                                                       -------                                 -------
Total Gross Prepayment Interest Shortfall                             2,238.71                                4,708.05
Compensation for Gross PPIS from Servicing Fees                       2,238.71                                4,708.05
Other Gross PPIS Compensation                                             0.00                                    0.00
-----------------------------------------------                       --------                                --------
Total Net PPIS (Non-Supported PPIS)                                       0.00                                    0.00
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                               Reserve Fund Information
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                                           Principal Reserve Fund
                                                                                           ----------------------
Beginning Balance                                                                                            0.00
Deposits                                                                                                     0.00
Accrued Interest                                                                                             0.00
Withdrawals                                                                                                  0.00
Ending Balance                                                                                               0.00
----------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318

-------------------------------------------------------------------------------------------------------------------------
                                            Subordination/Credit Enhancement
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

Overcollateralization Amount                                                               4,900,001.00
Overcollateralization Target Amount                                                        4,900,001.00
Has Trigger Event Occurred                                                                           NO
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                             Prepayment Penalty Information
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

Group 1 Prepayment Penalties                                                               15,726.89
Group 2 Prepayment Penalties                                                               44,391.52
Total Prepayment Penalties                                                                 60,118.41
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                  Miscellaneous Details
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

Additional Service Fee                                                                     8,562.71
-------------------------------------------------------------------------------------------------------------------------

          THE
        BANK OF
          NEW
         YORK

101 Barclay St., 8E
New York, NY 10286
                                         Countrywide Home Loans
Officer:   Courtney Bartholomew         Asset Backed Certificates
           212-815-3236                      Series 2002-03
Associate: AnnMarie Cassano
           212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
                                                     Loan Level Loss Detail
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Group                   Loan ID          Liquidation Balance           Liquidation Proceeds           Realized Loss
-----                   -------          -------------------           --------------------           -------------

Group 1
                       20213208                   121,604.99                     111,644.23                9,960.76

Group 2
                        7059885                    87,728.58                      75,907.94               11,820.64
                       20058041                    37,462.86                       2,254.64               35,208.22
                       20218569                   136,736.03                     111,893.43               24,842.60
                       20378059                   133,633.76                      83,049.16               50,584.60

----------------------------------------------------------------------------------------------------------------------------------